UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-50002 (Commission File No.)	52-2175896 (IRS Employer Identification No.)

15/F East Wing Sincere Insurance Building 6 Hennessy Road, Wanchai Hong Kong
(Address of principal executive offices)

852–3104-9012

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2006, Terence Yap resigned as President of Digital Network Alliance International, Inc. (the “Company”).  His resignation was not due to a disagreement with the Company on any matter.  Mr. Yap will remain a director.

Also on December 18, 2006, the Board of Directors appointed Chan Chi Fai (also known as Edward Chan) as President of the Company.  Mr. Chan is currently the COO of the Company and will remain as COO.  He has been affiliated with the Company and its affiliated entities since January 2002, when he co-founded Digital Network Alliance (HK) Ltd. From April 2000 to December 2001, he was a director and chief operating officer of Skyhub Asia Co Ltd., which was engaged in satellite network and data network design and project management.  Skyhub Asia’s main line of business was the provision of satellite services within the Asia Pacific region. From July 1996, to April 2000, he was marketing manager of Hutchison Corporate Access (HK) Ltd. HCA’s main line of business is the provision of satellite data network services within the Asia Pacific region.

Mr. Chan does not have an employment agreement with the Company.  Mr. Chan is not related to any other officer or director.  Mr. Chan has no relationship to the Company other than that described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

By: /s/

Edward Chan

Edward Chan, CEO

Date: December 22, 2006

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